Exhibit 99.3

NEXSTAR FIRST AMENDMENT AND CONFIRMATION AGREEMENT

[NEXSTAR GUARANTY OF MISSION OBLIGATIONS]

THIS FIRST AMENDMENT AND CONFIRMATION AGREEMENT [NEXSTAR GUARANTY OF MISSION OBLIGATIONS] (this “Agreement”) is dated as of April 1, 2005, and is executed by the undersigned (collectively, the “Guarantors”), for the benefit of the Guaranteed Parties.

RECITALS:

A. Mission Broadcasting, Inc. (the “Mission Borrower”), the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent, are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 30, 2003 (as amended, restated, or otherwise modified from time to time, the “Existing Mission Credit Agreement”).

B. In connection with the Existing Mission Credit Agreement, each of the Guarantors executed the First Restated Guaranty Agreement (Mission Obligations), dated December 30, 2003 (the “Mission Guaranty Agreement”) in favor of the Guaranteed Parties (as defined in the Mission Guaranty Agreement). Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Mission Guaranty Agreement.

C. The Mission Borrower is a party to the Third Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Mission Credit Agreement”), among the Lenders and Bank of America, N.A., as administrative agent for the Lenders. The Mission Credit Agreement restates in its entirety the Existing Mission Credit Agreement.

D. In connection with the Mission Credit Agreement, (i) the Guarantors desire to confirm their rights, duties and obligations under the Mission Guaranty Agreement and (ii) the Guarantors and Lenders desire to amend certain terms of the Mission Guaranty Agreement to conform to the provisions of the Mission Credit Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby covenants and agrees for the benefit of the Guaranteed Parties (as defined in the Mission Guaranty Agreement) as follows:

Section 1. Amendments to Mission Guaranty Agreement.

(a) All references in the Mission Guaranty Agreement to the defined term “Credit Agreement” shall be deemed to refer to the Existing Mission Credit Agreement as amended and restated in its entirety by the Mission Credit Agreement.

(b) All references in the Mission Guaranty Agreement to the defined term “Banks” shall be amended to the defined term “Lenders”.

Nexstar First Amendment and Confirmation Agreement [Nexstar Guaranty of Mission Obligations]

(c) All references in the Mission Guaranty Agreement to the defined term “Issuing Bank” shall be amended to the defined term “L/C Issuer”.

(d) All references in the Mission Guaranty Agreement to the defined term “Majority Banks” shall be amended to the defined term “Majority Lenders”.

(e) All references in the Mission Guaranty Agreement to “Section 7.16 of the Nexstar Credit Agreement” shall be amended to “Section 6.16 of the Nexstar Credit Agreement”.

(f) All references in the Mission Guaranty Agreement to “Section 12.01(a) of the Credit Agreement” shall be amended to “Section 11.01(a) of the Credit Agreement”.

(g) All references in the Mission Guaranty Agreement to “Section 12.05 of the Credit Agreement” shall be amended to “Section 11.04 of the Credit Agreement”.

(h) All references in the Mission Guaranty Agreement to “Article VII or VIII of the Credit Agreement” shall be amended to “Article VI or VII of the Credit Agreement”.

(i) All references in the Mission Guaranty Agreement to “Schedule 1.01(A) of the Credit Agreement” shall be amended to “Schedule 10.02 of the Credit Agreement”.

Section 2. Confirmation. Each of the Guarantors hereby agrees, ratifies and confirms that (a) the Mission Guaranty Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of such Guarantor, and (b) any of the Guaranteed Obligations (as such term is defined in the Mission Guaranty Agreement, either in its plural or singular form) shall include the Obligations as that term is defined in the Mission Credit Agreement. Each of the Guarantors agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Section 3. Lenders Consent and Authorization. Pursuant to Section 11.16(c) of the Mission Credit Agreement, each of the Lenders (a) consents to the amendments set forth in this Agreement and (b) authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

Section 4. Loan Documents. The Guarantors each agree that this Agreement and the Mission Guaranty Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Mission Credit Agreement and the other Loan Documents.

Section 5. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Nexstar First Amendment and Confirmation Agreement [Nexstar Guaranty of Mission Obligations]

Section 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 7. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Nexstar First Amendment and Confirmation Agreement [Nexstar Guaranty of Mission Obligations]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GUARANTORS:

NEXSTAR BROADCASTING, INC.
NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Shirley E. Green
Name:	Shirley E. Green
Title:	Secretary and Vice President - Finance
of each of the above-named entities

COLLATERAL AGENT ON BEHALF OF THE MAJORITY LENDERS:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Scott Conner
Name:	Scott Conner
Title:	Vice President

Signature Page

Nexstar First Amendment and Confirmation Agreement [Nexstar Guaranty of Mission Obligations]

EXHIBIT 1

[See Attached]

Exhibit 1

Nexstar First Amendment and Confirmation Agreement [Nexstar Guaranty of Mission Obligations]